As filed with the Securities and Exchange Commission on December 17, 2013

Registration No. 333-43382

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of Virginia	62-1051971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

CSX Omnibus Incentive Plan

(Full Title of the Plan)

Ellen M. Fitzsimmons, Esq.

Executive Vice President – Law and Public Affairs,

General Counsel and Corporate Secretary

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

(Name and Address of Agent for Service)

904-359-3200

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Richard D. Truesdell, Jr., Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

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DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form S-8, Registration No. 333-43382 (the “Registration Statement”), under the Securities Act of 1933, as amended, CSX Corporation (the “Corporation”) registered shares of the Corporation’s common stock, par value $1.00 per share (the “Common Stock”) (including the related rights (the “Rights” and, together with the Common Stock, the “Securities”) to purchase the Corporation’s Series B Junior Participating Preferred Stock, no par value) issuable to eligible employees of the Corporation under the CSX Omnibus Incentive Plan (the “Plan”).

The Plan has terminated. Accordingly, all of the Securities registered for sale under the Plan that remain unsold are hereby deregistered pursuant to the Corporation’s undertakings in the Registration Statement identified above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 17, 2013.

CSX CORPORATION

Date: December 17, 2013	By:	/s/ Ellen M. Fitzsimmons
Name: Ellen M. Fitzsimmons
Title: Executive Vice President – Law & Public Affairs, General Counsel and Corporate Secretary
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on December 17, 2013.

Signature	Title

* Michael J. Ward	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

* Fredrik J. Eliasson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Carolyn T. Sizemore	Vice President and Controller (Principal Accounting Officer)

* Donna M. Alvarado	Director

* John B. Breaux	Director

* Pamela L. Carter	Director

* Steven T. Halverson	Director

* Edward J. Kelly, III	Director

* Gilbert H. Lamphere	Director

* John D. McPherson	Director

* Timothy T. O’Toole	Director

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* David M. Ratcliffe	Director

* Donald J. Shepard	Director

* J.C. Watts, Jr.	Director

* J. Steven Whisler	Director

*By:	/s/ Ellen M. Fitzsimmons
Attorney-in-fact

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INDEX OF EXHIBITS

24.1	Powers of Attorney (filed herewith)